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                                                                      EXHIBIT 21

                       LANDRY'S SEAFOOD RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES

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 . Captain Crab's Take-Away of 79th Street, Inc.                  . Landry's Seafood House--Memphis, Inc.
 . Crab Addison, Inc.                                             . Landry's Seafood House--Michigan, Inc.
 . Crab House, Inc.                                               . Landry's Seafood House--Minnesota, Inc.
 . Cryo Realty, Corp.                                             . Landry's Seafood House--Missouri, Inc.
 . CryoTech Industries of North Carolina, Inc.                    . Landry's Seafood House--Nevada, Inc.
 . Joe's Crab Shack--Alabama Private Club, Inc.                   . Landry's Seafood House--New Jersey, Inc.
 . Joe's Crab Shack--San Diego, Inc.                              . Landry's Seafood House--New Mexico, Inc.
 . Landry's Crab Shack, Inc.                                      . Landry's Seafood House--New Orleans, Inc.
 . Landry's Development, Inc.                                     . Landry's Seafood House--Norfolk, Virginia, Inc.
 . Landry's G.P., Inc.                                            . Landry's Seafood House--North Carolina, Inc.
 . Landry's Limited, Inc.                                         . Landry's Seafood House--Ohio, Inc.
 . Landry's Trademark, Inc.                                       . Landry's Seafood House--Oklahoma, Inc.
 . Landry's Management, L.P.                                      . Landry's Seafood House--Pennsylvania, Inc.
 . Landry's Private Club--Mesquite, Inc.                          . Landry's Seafood House--San Luis, Inc.
 . Landry's Private Club--Plano, Inc.                             . Landry's Seafood House--South Carolina, Inc.
 . Landry's Seafood House--Addison, Inc.                          . Landry's Seafood House--Virginia, Inc.
 . Landry's Seafood House--Alabama, Inc.                          . Landry's Seafood Inn & Oyster Bar, Inc.
 . Landry's Seafood House--Arizona, Inc.                          . Landry's Seafood Inn & Oyster Bar--Galveston, Inc.
 . Landry's Seafood House--Arlington, Inc.                        . Landry's Seafood Inn & Oyster Bar--Kemah, Inc.
 . Landry's Seafood House--Austin, Inc.                           . Landry's Seafood Inn & Oyster Bar--San Antonio, Inc.
 . Landry's Seafood House--Biloxi, Inc.                           . Landry's Seafood Inn & Oyster Bar--Sugar Creek, Inc.
 . Landry's Seafood House--Colorado, Inc.                         . Landry's Seafood Galveston, Inc.
 . Landry's Seafood House--Florida, Inc.                          . Landry's Seafood Kemah, Inc.
 . Landry's Seafood House--Georgia, Inc.                          . Landry's Seafood & Steak House--Corpus Christi, Inc.
 . Landry's Seafood House--Illinois, Inc.                         . LSRI Holdings, Inc.
 . Landry's Seafood House--Indiana, Inc.                          . Summit Seafood Supply, Inc.
 . Landry's Seafood House--Kansas, Inc.                           . Take-Away/King Shopping Plaza, Inc.
 . Landry's Seafood House--Kentucky, Inc.                         . West End Seafood, Inc.
 . Landry's Seafood House--Lafayette, Inc.                        . Willie G's Galveston, Inc.
 . Landry's Seafood House--Little Rock, Inc.                      . Willie G's Post Oak, Inc.
 . Landry's Seafood House--Maryland, Inc.

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